Report of Independent Registered Public
Accounting Firm

To the Board of Trustees and Shareholders of iShares Trust


In planning and performing our audits of the financial statements of the funds of iShares Trust, as listed in the attached Appendix A, (hereafter referred to as the "Funds") as of and for the year ended July 31, 2015, in accordance with the standards of the Public Company
Accounting Oversight Board (United States), we considered the Funds' internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinions on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds' internal control over financial reporting. Accordingly, we do not express an opinion on the effectiveness of the Funds' internal control over financial reporting.

The management of the Funds is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls.
A fund's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A fund's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the fund; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the fund are being made only in accordance with authorizations of management and trustees of the fund;
and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a fund's assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Funds' annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Funds' internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control over financial reporting that might be material weaknesses under standards established by the Public Company
Accounting Oversight Board (United States). However, we noted no deficiencies in the Funds' internal control over financial reporting and their operation, including controls over safeguarding securities, that we consider to be material weaknesses as defined above as of July 31, 2015.

This report is intended solely for the information and use of management and the Board of Trustees of the Funds and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.



/s/ PricewaterhouseCoopers LLP
San Francisco, California
September 22, 2015






































Appendix A
iShares Trust

iShares China
Large-Cap ETF
iShares Core
Aggressive
Allocation ETF
iShares Core
Conservative
Allocation ETF
iShares Core
Growth
Allocation ETF
iShares Core
Moderate
Allocation ETF
iShares Core
MSCI EAFE
ETF
iShares Core
MSCI Europe
ETF
iShares Core
MSCI Pacific
ETF
iShares Core
MSCI Total
International
Stock ETF
iShares
Currency
Hedged MSCI
ACWI ETF
iShares
Currency
Hedged MSCI
ACWI ex U.S.
ETF
iShares
Currency
Hedged MSCI
EAFE ETF
iShares
Currency
Hedged MSCI
EAFE Small-
Cap ETF
iShares
Exponential
Technologies
ETF
iShares
FactorSelect
MSCI Global
ETF
iShares
FactorSelect
MSCI
International
ETF
iShares
FactorSelect
MSCI Intl
Small-Cap ETF
iShares
FactorSelect
MSCI USA ETF
iShares
FactorSelect
MSCI USA
Small-Cap ETF
iShares FTSE
China ETF
iShares
Morningstar
Multi-Asset
Income ETF
iShares MSCI
ACWI ETF
iShares MSCI
ACWI ex U.S.
ETF
iShares MSCI
ACWI Low
Carbon Target
ETF
iShares MSCI
All Country
Asia ex Japan
ETF
iShares MSCI
All Country
Asia ex Japan
Small-Cap ETF
iShares MSCI
All Country
Asia
Information
Technology
ETF
iShares MSCI
Asia ex Japan
Minimum
Volatility ETF
iShares MSCI
EAFE ETF
iShares MSCI
EAFE Growth
ETF
iShares MSCI
EAFE
Minimum
Volatility ETF
iShares MSCI
EAFE Small-
Cap ETF
iShares MSCI
EAFE Value
ETF
iShares MSCI
Europe
Financials ETF
iShares MSCI
Europe
Minimum
Volatility ETF
iShares MSCI
Europe Small-
Cap ETF
iShares MSCI
International
Developed
Momentum
Factor ETF
iShares MSCI
International
Developed
Quality Factor
ETF
iShares MSCI
International
Developed Size
Factor ETF
iShares MSCI
International
Developed
Value Factor
ETF
iShares MSCI
Japan
Minimum
Volatility ETF
iShares MSCI
Kokusai ETF
iShares MSCI
Qatar Capped
ETF
iShares MSCI
UAE Capped
ETF
iShares MSCI
USA Minimum
Volatility ETF
iShares MSCI
USA
Momentum
Factor ETF
iShares MSCI
USA Quality
Factor ETF
iShares MSCI
USA Size
Factor ETF
iShares MSCI
USA Value
Factor ETF
iShares North
American
Natural
Resources ETF
iShares North
American Tech
ETF
iShares North
American
Tech-
Multimedia
Networking
ETF
iShares North
American
Tech-Software
ETF
iShares PHLX
Semiconductor
ETF






Information Classification: Limited Access

Information Classification: Limited Access